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                                                                    Exhibit 99.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement"), contingent on the consummation of the Merger (as defined below) and effective as of the Closing Date (as defined below), is made and entered into by and between FIRST CHARTER CORPORATION ("First Charter"), a North Carolina corporation with its principal place of business in Charlotte, North Carolina, for and on its own behalf and in the interests of the surviving corporation in the Merger, FIRST CHARTER BANK, a North Carolina corporation, and LARRY D. KEY ("Executive"), an individual residing in Gwinnett County, Georgia (collectively defined and referred to as the "Parties").

                                   WITNESSETH:

         WHEREAS, Executive is currently a shareholder and option holder of GBC Bancorp, Inc. ("GBC Bancorp") and an executive employee of GBC Bancorp's wholly owned subsidiary, Gwinnett Banking Company ("GBC"), most recently serving as President, Chief Executive Officer and Chairman of the Board of GBC and GBC Bancorp;

         WHEREAS, GBC Bancorp, its Board of Directors and, if and as approved, a majority of its shareholders, including Executive, desire to merge GBC Bancorp into First Charter in return for the Merger Consideration as defined in the Agreement and Plan of Merger by and among GBC Bancorp and First Charter (the "Merger Agreement"), to be effective on the Closing Date as defined in the Merger Agreement (the overall transaction for which is defined and referred to as the "Merger");

         WHEREAS, Executive is a valuable employee of GBC, and First Charter wishes Executive to remain employed with GBC's successor following the Merger to assist in the ongoing operations of the new organization and perform such duties and responsibilities as set forth in detail below;

         WHEREAS, Executive, as a shareholder and option holder of GBC Bancorp, will receive significant personal consideration as a result of the Merger and, as additional consideration for Executive's entering into this Agreement, and in recognition of Executive's value to GBC and its successor, on the Closing Date Executive shall become employed by First Charter or its subsidiaries by way of the Merger and receive certain rights to retention pay and First Charter restricted shares as set forth in detail below; and

         WHEREAS, as an express prior condition of the Merger and as a material inducement for First Charter to enter into the Merger Agreement, Executive has agreed to execute and be bound by this Agreement, wherein the Parties have endeavored to limit Executive's future activities only to the extent necessary to protect First Charter and its subsidiaries from unfair post-Merger competition, to preserve for First Charter the value of the consideration given for GBC Bancorp shares, and to protect adequately the trade secrets and confidential and proprietary information of GBC Bancorp, its subsidiaries and First Charter and its subsidiaries;

         NOW THEREFORE, in consideration of the mutual promises and covenants agreed to herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. EMPLOYMENT. First Charter agrees to employ Executive by and through its subsidiaries during the Employment Term (as defined in Section 4 below), and Executive hereby accepts such employment and agrees to serve First Charter and its wholly owned subsidiary, GBC, or GBC's successor by way of merger with First Charter Bank (collectively, the "Bank").

         2. DUTIES. During the Employment Term (as defined in Section 4 below), Executive shall be employed, and Executive hereby agrees to serve, as Executive Vice President and Regional President of the Bank. As such, Executive shall have responsibilities, duties and authority reasonably accorded to, expected of, and consistent with Executive's position as an Executive Vice President and Regional President. Executive shall also perform the duties and exercise the powers and functions that from time to time may be assigned or vested in him by the President and Chief Executive Officer of First Charter (the "President"), the Board of


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Directors of First Charter (the "Board") and/or the Board of Directors of First
Charter's subsidiaries in relation to: (i) First Charter; and/or (ii) any subsidiary or affiliated company of First Charter, including responsibility for the management and operations of the Bank's GBC division.

         Executive hereby accepts this employment upon the terms and conditions herein contained and agrees to devote substantially all of his business time, attention and best efforts to promote and further the business of First Charter and the Bank. Moreover, except as specifically authorized in advance by the President, Executive shall not, during the Employment Term (as defined in Section 4 below), be engaged as an employee or otherwise in any other business or commercial activity pursued for gain, profit or other pecuniary advantage. Nothing in the foregoing limitations shall be construed as prohibiting Executive from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Sections 7-11 hereof; provided, however, that during the Employment Term (as defined in Section 4 below), Executive may not beneficially own the stock or options to acquire stock totaling more than 5% of the outstanding shares of any corporation or entity, or otherwise acquire or agree to acquire a significant present or future equity or other proprietorship interest, whether as a stockholder, partner, proprietor, or otherwise, with any enterprise, business or division thereof, that is engaged in Competitive Activity (as defined in Section 9 below) with First Charter and/or the Bank. The Parties further agree that such activities must not singly or in the aggregate prevent, unduly limit or materially interfere with Executive's ability to perform his duties and responsibilities to First Charter and the Bank under this Agreement.

         During the Employment Term, Executive shall also:

                  A. Comply with, execute and fulfill all lawful requests, instructions, policies and regulations made by the President, the Board or their authorized agents, included but not limited to general First Charter and/or Bank policies, rules and regulations applicable to First Charter and Bank employees;

                  B. Faithfully and loyally serve First Charter, the Bank and their subsidiaries and affiliated companies to the best of his ability and use his utmost endeavors to promote their interests in all respects;

                  C. Adhere faithfully to all applicable professional ethics and business practices, and follow and abide by all federal, state and municipal ordinances and laws relating to or regulating the business of First Charter, the Bank and their subsidiaries and affiliated companies;

                  D. Specifically adhere to the terms of First Charter's Code of Business Conduct and Ethics,

                  E. Be fully and readily available to work on and perform his duties as assigned from time to time; and

                  F. Assist in the identification and transitioning of any successor to his position, as requested, pending the termination or end of his Employment Term as set forth in Section 4 below.

         Notwithstanding the above duties, the President and/or the Board shall have the right to require Executive at any time during the Employment Term to carry out such special projects or functions commensurate with his abilities, employment position and status as Executive Vice President and Regional President of the Bank as the President and/or the Board shall in their absolute discretion determine.

         3. COMPENSATION. For all services rendered by Executive during the Employment Term (as defined in Section 4 below), First Charter shall compensate Executive as follows:


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                  A. BASE SALARY. During the Employment Term (as defined in
         Section 4 below), First Charter will pay Executive a bi-weekly base salary as compensation for Executive's services hereunder of $8,653.84, equivalent to $225,000.00 per year (the "Base Salary"), payable on a regular basis in accordance with First Charter's standard payroll procedures but not less than monthly. On at least an annual basis thereafter during the Employment Term (as defined in Section 4 below), First Charter shall review Executive's performance and, based upon the recommendation of the President, may increase such Base Salary if, in its discretion, such adjustment is warranted, with any such adjustment to be effective beginning January 1 of the next following year.

                  B. BONUS. During the Employment Term (as set forth in Section 4 below) for fiscal year 2006 and provided Executive remains actively employed by First Charter or its subsidiaries at the time of payment, Executive may receive an annual bonus for fiscal year 2006 in accordance with the bonus program then in existence with GBC immediately prior to the Merger, payable in January 2007. In addition, during the Employment Term (as set forth in Section 4 below) beginning in fiscal year 2007 and provided Executive remains actively employed by First Charter or its subsidiaries at the time of the applicable payments, Executive shall receive an annual bonus from one or more arrangements including but not limited to the First Charter Annual Incentive Plan, if and as earned in accordance with the terms and conditions of such plans as they may be modified, changed or replaced from time to time (collectively, the "Bonus").

                  During fiscal year 2007 of the Employment Term, the Parties agree that Executive's maximum total target Bonus award opportunity shall be equal to 50% of Executive's annual Base Salary. One-half of such target Bonus award opportunity shall be awarded if and as Executive meets the 2007 budget established for the GBC division of the Bank, and one-half of such target Bonus award opportunity shall be awarded if and as the Bank meets its overall 2007 corporate budget. The Parties further agree that Executive's component Bonus award opportunity for fiscal year 2007 shall increase ratably if and as the GBC division of the Bank and/or the Bank exceed their respective 2007 budgets, as applicable. For example, if the GBC division exceeds its 2007 budget, then Executive would receive 25% of his 2007 Base Salary for meeting the 2007 GBC division budget, plus an additional percentage of his 2007 Base Salary equal to the percentage by which GBC exceeds its 2007 budget. During the Employment Term that follows fiscal year 2007, Executive's potential Bonus shall be determined in the sole discretion of First Charter upon recommendation of the President. In making its determination of the amount of the Bonus, if any, to be paid, First Charter may take into account, among other things, Executive's achievement of established individual, division and corporate goals.

                  C. RESTRICTED STOCK. As additional consideration for entering into this Agreement, following Executive's employment with First Charter or its subsidiaries on the Closing Date, Executive shall be awarded restricted shares of First Charter's common stock pursuant to the First Charter Restricted Stock Award Program. The value of the restricted shares awarded to Executive (based on the publicly traded price of First Charter's common stock at the close of trading three (3) trading days before the Closing Date and irrespective of the restrictions associated with such restricted shares) shall be two times
         (2x) Executive's annual Base Salary as set forth in Section 3.a. above, to be rounded down to the nearer whole share amount. The Parties further agree that the awarding of such restricted shares shall be made pursuant to the terms of a Restricted Stock Award Agreement to be executed in a form attached as Exhibit A (the "Award Agreement"), with the Restriction Period as defined in the Award Agreement to begin on the Closing Date and end on the third anniversary of the Closing Date (the "Restriction Period").

                  In addition, if Executive experiences a Termination of Service (as defined in the Restricted Stock Award Program) before the end of the Restriction Period as a result of First Charter's termination of Executive "Without Cause" (as defined below), the Parties agree that First Charter shall pay Executive an amount equal to the cash value of Executive's restricted shares based on the publicly traded price of First Charter's common stock as of the Termination of Service as if such shares had


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         vested on a pro-rata basis through the effective date of such event
         (calculated using as the numerator the number of days from the beginning of the Restriction Period to the effective date of the Executive's Termination of Service, and as the denominator the number of days from the beginning of the Restriction Period to the last day of the Restriction Period). However, nothing in this Award Agreement shall in any way change Executive's employment status with First Charter, the Bank and/or their subsidiaries, nor is it a guarantee of or a contract for continued employment with such entities for a specific term or otherwise.

                  For the purpose of this Section 3.c., "Without Cause" shall have the meaning set forth in Section 5.e. below.

                  D. RETENTION PAYMENT. As additional consideration for Executive's entering into this Agreement, accepting the new employment terms outlined in it and agreeing to continue Executive's employment with First Charter or its subsidiaries following the Merger notwithstanding and in lieu of the change in control provisions contained in Executive's prior January 1, 2004 Employment Agreement with GBC Bancorp and GBC, as amended (the "GBC Employment Agreement"), First Charter agrees to pay Executive a total amount equal to $611,232. Such amount shall be divided into twenty-four (24) equal units of $25,468 (the "Units" or "Unit value").

                           (i) PAYMENT OF RETENTION PAYMENT. The Parties agree
                  that such retention payment shall be paid within the twenty-four (24) month period following the Closing Date (the "Retention Period"). Specifically, on the Closing Date, First Charter shall pay Executive an amount equal to the Unit value, multiplied by the number of full and partial months remaining in the calendar year in which the Closing Date occurs. In the calendar year following the calendar year in which the Closing Date occurs, First Charter shall pay Executive an amount equal to the Unit value, multiplied by 12. Such payment shall be made on July 1st of such year. In addition, in the second calendar year following the calendar year in which the Closing Date occurs, First Charter shall pay Executive an amount equal to the Unit value, multiplied by the remaining number of Units. Such payment shall be made on the earlier of the last day of the Retention Period or July 1st of such year.

                           For example, if the Closing Date is in October 2006,
                  First Charter would pay Executive for three (3) Units on the Closing Date in 2006, twelve (12) Units on July 1, 2007, and nine (9) Units on July 1, 2008.

                           (II) REPAYMENT OBLIGATION. During the Retention
                  Period, if Executive breaches any of the "Protective Covenants" contained in the GBC Employment Agreement or the additional obligations set forth in Sections 7-12 of this Agreement, then the retention payments pursuant to this
                  Section 3.d. shall automatically end, and Executive shall also be required to refund to First Charter, and First Charter shall be entitled to recover from Executive an amount equal to the retention payment amount already received by Executive.

                           (III) EFFECT ON GBC EMPLOYMENT AGREEMENT. The Parties
                  further agree that GBC Bancorp's, GBC's and/or First Charter's obligations to Executive with respect to the change in control, severance and benefit payment provisions contained in the GBC Employment Agreement are hereby waived, replaced and superseded by this Section 3.d.

                  E. EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. During the Employment Term (as defined in Section 4 below), Executive shall be entitled to receive additional benefits and compensation from First Charter in such form and to such extent as specified below:

                           (i) INSURANCE BENEFITS. Payment of all or a portion
                  of premiums for coverage for Executive and his dependent family members under health, hospitalization, disability, dental,


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                  life and other insurance plans that First Charter may have in effect as such plans may be modified, amended and terminated from time to time in the absolute and sole discretion of First Charter; provided that Executive is otherwise eligible to participate in such plans and desires to be covered. Benefits provided to Executive under this Section 3.e.(i) will require Executive to pay the same proportion of premiums for, and shall provide benefits at least equal to, the benefits then provided to First Charter's other executive employees. Moreover, nothing contained in this Agreement shall be construed to obligate First Charter in any manner to put into effect any plans not presently in existence or to provide special benefits to Executive.

                           In addition, following the termination or end of the
                  Employment Term for any reason, the Parties agree that Executive shall be entitled to continued health insurance benefit coverage, as provided under COBRA, for himself and his eligible dependents under a plan or program sponsored by First Charter. Provided Executive complies with and continues to abide by the "Protective Covenants" contained in the GBC Employment Agreement and the non-competition, confidentiality and other requirements set forth in Sections 7-12 of this Agreement, First Charter shall reimburse Executive for Executive's individual COBRA costs, but not that of his dependents, for the duration of such coverage. Following the period during which Executive is eligible for COBRA continuation coverage, Executive agrees to enroll in Medicare. Thereupon, and provided Executive complies with and continues to abide by the "Protective Covenants" contained in the GBC Employment Agreement and the non-competition, confidentiality and other requirements set forth in Sections 7-12 of this Agreement, First Charter shall provide Executive with, and pay all premiums for, a fully-insured Medicare supplement policy for himself, but not his dependents, for as long as Executive continues to receive benefits under his Executive Supplemental Retirement Agreement, dated October 20, 1999, as amended. However, if, following the end of such COBRA coverage, Executive is not eligible to enroll in Medicare, the Parties agree that Executive shall be entitled to continuation of health insurance benefit coverage for himself, but not his dependents, under such plan or program in which Executive was entitled to participate immediately prior to the end of such COBRA coverage, payable at First Charter's expense, until Executive is eligible to enroll in Medicare, provided that such continued participation is permitted under the terms and provisions of such plan or program. If such continued participation is prohibited during the applicable coverage period, First Charter shall arrange to provide Executive with a fully insured, individual health care policy for himself, but not his dependents, during such coverage period, with such benefits being substantially similar to those that Executive would otherwise have been entitled to receive under such plans and programs from which his continued participation is prohibited.

                           (II) EXPENSE REIMBURSEMENT. Reimbursement for all
                  business related travel, business entertainment and other out-of-pocket expenses reasonably incurred by Executive in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive upon submission of any request for reimbursement, and in a format and manner consistent with First Charter's business expense and expense reporting policies.

                            (III) CAR ALLOWANCE. Payment of a $650.00 monthly
                  car allowance, for use as Executive may deem appropriate, payable by First Charter to Executive in monthly installments. First Charter further agrees to reimburse Executive for all business related mileage expenses incurred by Executive in the performance of his services pursuant to this Agreement (normal commuting costs excluded). All reimbursable expenses shall be appropriately documented in reasonable detail by Executive in accordance with Section 3.e.(ii) above.

                           (IV) MEMBERSHIPS/DUES. Payment of Executive's
                  non-personal use related assessments, membership dues and regular service charge for membership in civic


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                  organizations/clubs and a hunting or country club, subject to advance approval of the President, excluding non-business related dining charges, donations and other extra expenses related to such memberships. All reimbursable expenses shall be appropriately documented in reasonable detail by Executive in accordance with Section 3.e.(ii) above.

                           (v) ESRA. Participation in the prior October 20, 1999
                  Executive Supplemental Retirement Agreement (ESRA) between Executive and GBC, as amended and as the same may be amended hereafter with the mutual consent of First Charge and GBC (which the Parties agree shall remain in full force and effect and shall be expressly assigned to First Charter as part of the Merger).

                           (VI) OTHER PERQUISITES/BENEFITS. Other employee
                  perquisites and participation in such company-wide employee benefits as may be available to and deemed appropriate for Executive by First Charter. Exhibit B, which is attached hereto and incorporated herein, lists those supplemental benefits in which Executive is currently or later will be entitled to participate per such applicable plan terms, as they may be modified, amended, replaced or terminated from time to time in the absolute and sole discretion of First Charter.

         4. TERM OF AGREEMENT. Unless sooner terminated as provided in Section 5 below, and contingent on the consummation of the Merger, the Parties agree that Executive shall be employed by First Charter or its subsidiaries pursuant to this Agreement for a period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the "Initial Period"). In addition, First Charter may but is not obligated to, by specific action and with the consent of Executive, extend the employment term of this Agreement or enter into a new agreement for an additional term beyond the Initial Period. Executive's total term of employment pursuant to this Agreement during the Initial Period and any extended term is collectively defined and referred to under this Agreement as the "Employment Term."

         5. TERMINATION. In addition to the provisions set forth in Section 4 above, the Employment Term shall terminate immediately upon the occurrence of any of the following events: (a) immediately upon the Retirement or death of Executive; (b) upon the Disability of Executive (as defined below) and end of the elimination period specified in the long-term disability plan sponsored by First Charter; (c) upon the effective date of Resignation by Executive Without Good Reason (as defined below); (d) upon the effective date of Resignation by Executive For Good Reason (as defined below); (e) upon the 60th day following the date First Charter gives Executive notice of Termination Without Cause (as defined below); or (f) upon the close of business on the date First Charter gives Executive notice of Termination for Cause (as defined below).

                  A. SUSPENSION/REGULATORY REMOVAL. The Parties acknowledge and agree that:

                           (i) If Executive is suspended and/or temporarily
                  prohibited from participating in the conduct of the affairs of the Bank by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or (g)(1), the obligations of First Charter and the Bank under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, First Charter may in its discretion pay Executive all or part of the compensation withheld while its contract obligations were suspended and/or reinstate in whole or in part any of its obligations that were suspended. Vested rights of Executive shall not otherwise be affected.

                           (ii) If Executive is removed and/or permanently
                  prohibited from participating in the conduct of the affairs of the Bank by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of First Charter and the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Parties hereto shall not be affected.


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                  In addition, the Parties agree that without expressly or
         constructively terminating this Agreement, First Charter may place Executive on temporary leave with pay, temporarily exclude him from any premises of First Charter or any First Charter subsidiary, and/or temporarily reassign Executive's duties during any pending investigation or disciplinary action involving Executive and/or Executive's potential "Termination for Just Cause" (as defined in
         Section 5.f. below). The Parties further agree such authority shall be invoked only in exceptional circumstances when the President determines that such action is in the best interests of First Charter.

                  B. RETIREMENT. "Retirement by Executive" shall mean any voluntary retirement by Executive with the consent of First Charter.

                  C. DISABILITY. "Disability" shall mean the inability of Executive to perform the essential functions and duties of Executive's position with First Charter, with or without reasonable accommodation, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which is to last or can be expected to last for a continuous period of not less than twelve months, as determined under the long-term disability plan sponsored by First Charter in which Executive participates.

                  D. RESIGNATION BY EXECUTIVE. For purposes of this Agreement, "Resignation by Executive" shall mean any termination or resignation by Executive of his employment relationship with First Charter, the Bank or their subsidiaries, including but not limited to Retirement by Executive. Executive is required to give at least sixty (60) days advance written notice of resignation to the President, and First Charter is entitled upon receiving such notice, in its discretion, to accept such resignation as effective on the resignation date proposed by Executive, or such other earlier date designated by First Charter. In addition, except as otherwise set forth in Section 6 below, First Charter will be required to pay Executive his Base Salary and other applicable accrued, non-forfeited compensation or other vested benefits only through Executive's final resignation date as agreed to or revised by First Charter, regardless of whether Executive's final resignation date is revised/accelerated by First Charter, and regardless of whether Executive is actually required or permitted to perform any services for First Charter during such final transition period.

                  Resignation by Executive for "Good Reason" shall mean resignation for the following events: (i) a material reduction in Executive's position, duties, responsibilities or status, or a change in Executive's title resulting in a material reduction in his responsibilities or position with the Bank, in either case without Executive's consent, but excluding for this purpose any suspensions, removals, duty reassignments or other actions as set forth and allowed in Section 5.a. above or any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied promptly by First Charter after receiving notice from Executive, and further excluding any such reductions or changes made in good faith to conform with generally accepted industry standards for Executive's position; or (ii) a reduction in the rate of Executive's Base Salary without Executive's consent. The Parties further agree that for a resignation to constitute resignation by Executive for "Good Reason", in addition to the advance notice of resignation requirement generally set forth above for this
         Section 5.d., Executive must provide written notice to the President of Executive's intent to resign within sixty (60) days of one of the triggering events outlined in subsections (i)-(ii) of this paragraph.

                  "Resignation Without Good Reason" shall mean any voluntary termination or resignation by Executive for any reason other than death, "Disability" or "Resignation for Good Reason".

                  E. TERMINATION WITHOUT CAUSE. "Termination Without Cause" shall mean any termination of the employment of Executive by First Charter for any reason other than termination due to the Retirement or death of Executive, "Disability" or "Termination for Cause".


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                  F. TERMINATION FOR CAUSE. "Termination for Cause" shall mean termination of the employment of Executive by First Charter as the result of Executive's: (i) willful misconduct of a material nature in connection with the performance of his duties under this Agreement;
         (ii) use of alcohol during working hours beyond that customarily authorized in the performance of Executive's job duties, repeated use of alcohol after working hours that materially interferes with Executive's duties under this Agreement, use of illegal drugs, or violation of First Charter's drug and/or alcohol policies; (iii) conviction, guilty plea or plea of nolo contendere for any crime involving moral turpitude or for any felony; (iv) embezzlement or theft from First Charter, the Bank, any other subsidiary or affiliated company of First Charter, or any of their respective customers and employees; (v) gross inattention to or dereliction of duty; (vi) commission or omission of any act of fraud or dishonesty in connection with Executive's employment under this Agreement; (vii) the regulatory suspension or removal of Executive as defined in Section 5.a.(i) or 5.a.(ii); (viii) breach of any fiduciary duty to First Charter or the Bank, including the duty of loyalty; (ix) insubordination or Executive's unwillingness to carry out or meet the lawful instructions, performance criteria and other supervisory goals established or given by the President and/or the Board from time to time; (x) breach or threatened breach of the obligations set forth in Sections 7-12 of this Agreement; (xi) breach, threatened breach or failure to perform any other provision of this Agreement; or (xii) performance of any other willful act(s) which Executive knew or reasonably should have known would be materially detrimental to First Charter, the Bank and/or any other subsidiary or affiliated company of First Charter.

         6. EFFECT OF TERMINATION/SEVERANCE. Following the termination or end of the Employment Term for any reason, Executive shall: (i) be entitled to any earned but unpaid Base Salary, if any, due at the time of the termination or end of the Employment Term, (ii) be entitled to any non-forfeited amounts earned that may be payable to Executive pursuant to the terms of the First Charter Annual Incentive Plan; (iii) have the general right to elect certain coverage continuation under COBRA, provided he is and remains eligible therefor; (iv) be entitled to post-termination health insurance coverage continuation as set forth in Section 3.e.(i) above; (v) be entitled to any vested stock options or vested 401(k), pension, retirement or deferred compensation benefits with First Charter and the Bank, if any; (vi) be entitled to any accrued, vested benefits pursuant to the terms of any other plans or programs in which Executive is a participant, if any; and (vii) be entitled to reimbursement of all reasonable business expenses incurred by Executive prior to the termination or end of the Employment Term (collectively, the "Regular Compensation"). Thereafter, except as otherwise provided for in accordance with the incentive and benefit plan terms referenced in Section 3 above, and except for any additional benefits or payments that may be due as set forth in this Section 6 below, Executive and/or his estate, as applicable, shall not be entitled to receive any additional compensation, wages, bonuses, incentive pay, commissions, severance pay, equity interests, options, consideration or benefits of any kind from First Charter and/or the Bank hereunder upon the termination or end of the Employment Term, nor shall Executive or his estate be entitled to receive reimbursement for business expenses incurred after the end of the Employment Term. However:

                  A. DEATH. If termination of the Employment Term occurs at any time due to the death of Executive, then in addition to the Regular Compensation set forth above, Executive's estate or legal representative shall be paid an amount representing one (1) year's Base Salary, to be paid at the same time and in the same manner as provided in Section 3. In addition, all supplemental benefits, awards, grants and options under any First Charter or Bank supplemental agreement, stock option or grant will be fully vested notwithstanding any other provision in such plan or grant.

                  B. DISABILITY. If termination of the Employment Term occurs at any time due to the Disability of Executive, then in addition to the Regular Compensation set forth above, Executive shall be entitled to receive an additional amount representing one (1) year's Base Salary, such amount to be paid at the same time and in the same manner as provided in Section 3, less any amounts which Executive ---- receives from First Charter's long-term disability plan and/or supplemental disability income plan.

                  C. TERMINATION "WITHOUT CAUSE" OR RESIGNATION "FOR GOOD
         REASON".

                           (1) If termination of this Agreement occurs at any
                  time during the Employment Term due to termination by First Charter "Without Cause" or resignation by Executive "For Good Reason" that do not occur within twelve (12) months following a "Change in Control", then in addition to the Regular Compensation set forth above, Executive shall be entitled to continued payment of Executive's Base Salary for the lesser of the remainder of the Employment Term immediately prior to the termination/resignation or twenty-four (24) months.

                           (2) If termination of this Agreement occurs at any
                  time during the Employment Term due to termination by First Charter or its successor "Without Cause" or resignation by Executive "For Good Reason", either of which occur within twelve (12) months following a "Change in Control" (as defined below), then in addition to the Regular Compensation set forth above, Executive shall be entitled to continued payment of Executive's Base Salary for a period of twenty-four (24) months.

                           For purposes of this Section 6.c.(2), termination by
                  Executive for "Good Reason" shall mean those reasons set forth as "Good Reason" in Section 5.d. above, except that the change in Executive's position, duties, responsibilities, status, title, or Base Salary shall be measured for such matters as they were in effect immediately preceding the Change in Control.

         "Change in Control" shall mean (A) the consummation of a merger, consolidation, share exchange or similar transaction of First Charter with any other corporation as a result of which the holders of the voting capital stock of First Charter as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (B) the sale or transfer (other than as security for obligations of First Charter) of substantially all the assets of First Charter; (C) in the absence of a prior expression of approval by the Board, the acquisition of more than 35% of First Charter's voting capital stock by any person within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a person, or group including a person, who beneficially owned, as of the date of this Agreement, more than 5% of First Charter's securities; or (D) during any twelve-month period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by First Charter's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         The payment of the "Without Cause", "For Good Reason" and "Disability" severance amounts and healthcare continuation benefits set forth in this Section 6 above shall be treated by the Parties as severance pay/benefits available to assist Executive in transitioning to other employment. As such, all such severance pay/benefit amounts are expressly conditioned upon the expectation that and provided Executive's future employment and other activities do not violate the obligations set forth in the "Protective Covenants" contained in the GBC Employment Agreement and the non-competition, confidentiality and other requirements set forth in Sections 7-12 of this Agreement. In the event of any such breach, then the severance payments and healthcare continuation benefits set forth in this Section 6 shall automatically end. Moreover, in exchange for and as a further condition precedent to receiving such severance pay/benefits, Executive agrees that upon his separation, he must sign a release of any and all claims that Executive has or may have against First Charter and its subsidiaries, and such entities' past and then current officers, directors and employees relating to or arising out of his employment with First Charter, the Bank and/or their subsidiaries and their respective predecessors (under this Agreement or otherwise), in a form to be prepared by First Charter at such time.

         It is the intention of First Charter and Executive that Executive receive the full benefits available under this Section 6 in the event of a Change in Control, subject, however, to the limitation on such distributions imposed by section 280G of the Internal Revenue Code. If a Change of Control occurs and a determination is made that the aggregate amount of any amount otherwise payable to Executive hereunder, when combined with payments made or anticipated under other plans, programs and policies of First Charter arising in connection with a Change in Control, would constitute an "excess parachute payment" (as defined in Internal Revenue Code section 280G) that is subject to the excise tax provisions of Internal Revenue Code section 4999, the aggregate amount payable to Executive shall not include any such "excess parachute payment". Notwithstanding the foregoing, if the Internal Revenue Service determines that Executive has, in fact, received an amount that constitutes an "excess parachute payment" and if First Charter determines that the payment of such amount is due to its own miscalculation under Internal Revenue Code section 280G, then Executive shall be entitled to receive from First Charter, in addition to any other amounts payable hereunder, a lump sum payment equal to 100% of such excise tax under Internal Revenue Code section 4999, plus an amount equal to the federal and state income tax, FICA, and Medicare taxes (based on Executive's projected marginal income tax rates) on such lump sum payment. Such amounts shall be paid to Executive as soon as may be practicable after such final determination is made by the Internal Revenue Service. Executive and First Charter shall mutually and reasonably determine whether or not such determination has occurred and/or whether any appeal to such determination should be made.

         The Parties further acknowledge that if Executive is determined to be a "specified employee" as such term is defined in section 409A of the Internal Revenue Code upon the termination of the Employment Term, that certain payments to Executive under this Section 6 may be required to be postponed to comply with section 409A. Thus, the Parties agree that, in such event, any payments that are so postponed will be paid to Executive on the first day of the calendar month following the end of the required postponement period.

         Except as elected by Executive with the prior consent of First Charter, all payments provided for under this Section 6 shall be paid in cash (including the cash values of stock options or restricted stock, if any) from the general funds of First Charter, and no special or separate fund shall be established, and no other segregation of assets shall be made to assure payment, except as provided to the contrary in funded benefits plans. Executive shall have no right, title or interest whatsoever in or to any investments that First Charter may make to aid First Charter in meeting its obligations under this Section 6. Nothing contained herein, and no action taken pursuant to the provisions hereof, shall create or be construed to create a trust of any kind or a fiduciary relationship between First Charter and Executive or any other person. To the extent that any person acquires a right to receive payments from First Charter hereunder, such right shall be no greater than the right of an unsecured creditor of First Charter.

         7. COVENANT NOT TO DISCLOSE CONFIDENTIAL INFORMATION.

                  A. Executive understands that his position with First Charter and the Bank is one of trust and confidence because of Executive's access to trade secrets and confidential and proprietary business information. Executive pledges his best efforts and utmost diligence to protect and keep confidential the trade secrets and confidential or proprietary business information of First Charter and its subsidiaries.

                  B. Unless required by First Charter in connection with his employment under this Agreement or with First Charter's express written consent, Executive agrees that he will not, either during his employment under this Agreement or afterwards, directly or indirectly, use, misappropriate, disclose or aid anyone else in disclosing to any third party for Executive's own benefit or the benefit of another: (1) all or any part of any of First Charter's or its subsidiaries' trade secrets or confidential or proprietary information, whether or not the information is acquired, learned, or developed by Executive alone or in conjunction with others; or (2) the details of any contracts, business transactions or negotiations to which First Charter or its subsidiaries are a party or of any tenders, offer or proposals submitted to or to be submitted by First Charter and/or its subsidiaries in connection with their business. Executive makes the same pledge with regard to the confidential information of First Charter's and its subsidiaries' customers, contractors, or others with whom First Charter or its subsidiaries have a business relationship. Executive further acknowledges and agrees that his confidentiality and other obligations under this Section 7 shall extend to GBC and any trade secret or confidential or proprietary GBC information acquired, learned, or developed by Executive during his employment with GBC prior to the Merger.

                  C. Trade secrets and confidential or proprietary information, for purposes of this Agreement, shall include, but not be limited to, any and all versions of First Charter's or its subsidiaries' computer software, hardware, and documentation; all methods, processes, techniques, practices, product designs, pricing information, billing histories, customer requirements, customer lists, account data, loan records, employee lists and salary/commission information, personnel matters, financial data, operating results, contractual relationships, and projections for business opportunities for new or developing business of First Charter or its subsidiaries; and all other confidential or proprietary information, patents, ideas, know-how and trade secrets which are in the possession of First Charter or its subsidiaries, no matter what the source, including any such information that First Charter or its subsidiaries obtain from a customer, contractor or another party or entity and that First Charter treats or designates as confidential or proprietary information, whether or not such information is owned or was developed by First Charter. Confidential information, however, shall not mean or apply to any information or materials to the extent that the same (i) is now in, or later enters, the public domain through no fault of Executive, (ii) was known to Executive before the disclosure by First Charter, the Bank or GBC, (iii) was rightfully obtained by Executive from a third party in rightful possession of such information other than via First Charter, the Bank or GBC, or (iv) is compelled by court order or other judicial process to be disclosed by Executive.

                  D. Executive also agrees that all notes, records (including all computer and electronic records), software, drawings, handbooks, manuals, policies, contracts, memoranda, sales files, customer lists, employee lists or other documents that are made or compiled by Executive, or which were available to Executive while he was employed under this Agreement, in whatever form, including but not limited to all such documents and data concerning any processes, inventions, services or products used or developed by Executive during his prior employment with GBC before the Merger or his subsequent employment with First Charter, the Bank and/or their subsidiaries, shall be the property of First Charter. Executive further agrees to deliver and make available all such documents and data to First Charter, regardless of how stored or maintained and including all originals, copies and compilations thereof, upon the separation of his employment under this Agreement, for any reason, or at any other time at First Charter's request.

                  E. Executive understands that First Charter expects him to respect any trade secrets or confidential information of any of Executive's former employers, business associates, or other business relationships. Executive also agrees to respect First Charter's express direction to Executive not to disclose to First Charter, its officers, or any of its employees any such information so long as it remains confidential.

         8. CONFLICTS OF INTEREST. Throughout Executive's employment under this Agreement, Executive shall not be engaged in providing any services, either as an employee or independent contractor, with or without compensation, to any other person or entity engaged in the business of the sale, distribution or provision of banking, financial, commercial lending or insurance products or services or any other business that is competitive to that which is then being conducted by First Charter, the Bank or their subsidiaries, now or in the future.

         9. COVENANT NOT TO COMPETE. Executive agrees that for a period of twenty-four (24) months after Executive's employment under this Agreement has terminated or ended (whatever the reason for the end of the employment relationship), Executive shall not either individually or as an employee, agent or consultant engage in any Competitive Activity (as defined below) within the Prohibited Territory (as defined below).

         "Competitive Activity" means the sale, distribution or provision, or attempted sale, distribution or provision, of banking, financial or commercial lending products or services other than on behalf of First Charter, the Bank or their subsidiaries.

         "Prohibited Territory" means: (i) Gwinnett County, Georgia; and/or (ii) the counties contiguous to Gwinnett County, Georgia. Executive acknowledges and agrees that Executive's business conducted with GBC prior to the Closing Date or to be conducted for First Charter or the Bank after the Closing Date, occurred (or in the case of First Charter and the Bank, will occur) within the scope of such counties.

         10. AGREEMENT NOT TO INTERFERE WITH BUSINESS. For a period of twenty-four (24) months after Executive's employment under this Agreement has terminated or ended (whatever the reason for the end of the employment relationship), Executive shall not:

                  A. Solicit, encourage, cause, or attempt to cause any supplier of goods or services to First Charter, the Bank or their subsidiaries not to do business with, to discontinue doing, or to reduce or transfer all or any part of their business with First Charter, the Bank or their subsidiaries; and/or

                  B. Solicit, call upon, divert or contact or attempt to solicit, call upon, divert or contact any then current Company Customer (as defined below) for the purpose of engaging in any Competitive Activity (as defined in Section 9 above).

         "Company Customer" means any company or individual client/customer of First Charter, the Bank or GBC: (i) who contacted Executive or whom Executive contacted or served as part of his prior employment with GBC before the Merger and/or his subsequent employment with First Charter and/or the Bank within Executive's last twenty-four months as a First Charter, Bank or GBC employee; or
(ii) who is a prospective customer of First Charter, the Bank or GBC solicited or contacted by Executive within his last twenty-four months as a First Charter, Bank or GBC employee.

         11. AGREEMENT NOT TO "RAID" OR ENGAGE EMPLOYEES. For a period of twenty-four (24) months after Executive's employment under this Agreement has terminated or ended (whatever the reason for the end of the employment relationship), Executive shall not for the purpose of providing banking, financial or commercial lending services, whether on behalf of any other entity or on his own behalf solicit, encourage, support or cause any employee then presently employed by First Charter, the Bank or their subsidiaries with whom Executive had contact in the course of his employment during Executive's last twelve months as a First Charter, Bank or GBC employee to leave the employment of First Charter, the Bank or their subsidiaries.

         12. ACKNOWLEDGMENTS BY EXECUTIVE.

                  A. Executive acknowledges that the restrictions placed upon him by Sections 7-11 of this Agreement are reasonable and necessary given the nature of his past and current positions with First Charter, the Bank and GBC, the area in which First Charter, the Bank and GBC market their products and services, and the consideration provided by First Charter and the Bank to him pursuant to this Agreement and the Merger. Executive acknowledges that the length of the noncompete and nonsolicitation periods are reasonable and that the definitions of Competitive Activity, Company Customer and Prohibited Territory are reasonable.

                  B. Executive acknowledges that all of the provisions of the Agreement are fair and necessary to protect the interests of First Charter and the Bank. Accordingly, Executive agrees not to contest the validity or enforceability of Sections 7-11 hereof.

                  C. Executive understands that every provision of this Agreement is severable from each other provision of this Agreement. Therefore, if any provision of this Agreement, including but not limited to all provisions of Sections 7-11, is held invalid or unenforceable, every other provision of this Agreement will continue to be fully valid and enforceable. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable, Executive and First Charter agree that such provision shall be enforced to the extent reasonable under the circumstances and that all other provisions shall be enforceable to the fullest extent permissible by law.

         Executive and First Charter further agree that, if any court makes such a determination, such court shall have the power to reduce the duration, scope and/or area of such provisions and/or delete specific words and phrases by "blue penciling" and, in its reduced or blue penciled form, such provisions shall then be enforceable as allowed by law.

                  D. Executive understands that his obligations under Sections 7-11 of this Agreement will continue whether or not his employment under this Agreement is terminated voluntarily or involuntarily, or with or without Cause or Good Reason.

         13. BREACH BY EXECUTIVE. Executive agrees that in the event of any breach or threatened breach of the provisions of Sections 7-12 hereof by Executive, First Charter's and the Bank's remedies at law would be inadequate, and First Charter and/or the Bank shall be entitled to an injunction (without any bond or other security being required), restraining such breach, and costs and attorneys' fees relating to any such proceeding or any other legal action to enforce the provisions of this Agreement, but nothing herein shall be construed to preclude First Charter and/or the Bank from pursuing any other remedies at law or in equity available to them for any such breach or threatened breach. Moreover, Executive also agrees that if Executive breaches any of Sections 7-12 above, Executive shall forfeit at the time of the breach the right to any additional future payments or benefits under this Agreement, except to the extent such benefits or payments are vested and earned. In such case, Executive and First Charter agree that the confidential information and non-compete obligations contained in this Agreement shall remain valid and enforceable based upon the consideration actually paid.

         14. ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon, and inure to the benefit of, Executive and First Charter and the Bank and their respective permitted successors and assigns. Neither this Agreement nor any right or interest hereunder shall be assignable by Executive, his beneficiaries, or legal representatives without the First Charter's prior written consent. First Charter will require any successor (whether direct or indirect, by purchase, merger, consolidation, share exchange or otherwise) to all or substantially all of the business and/or assets of First Charter, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform all of First Charter's obligations under this Agreement in the same manner and to the same extent that First Charter would be required to perform it if no such succession had taken place, and to perform all obligations to Executive as provided in Section 6. Failure of First Charter to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from First Charter in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date Executive's employment was terminated. As used in this Agreement, "First Charter" shall mean First Charter as defined herein and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 14 or that otherwise becomes bound by the all terms and provisions of this Agreement by operation of law.

         15. ENTIRE AGREEMENT. With the exception of the "Protective Covenants" and related enforcement/interpretation terms contained in the GBC Employment Agreement (which the Parties agree shall remain in full force and effect and are hereby expressly assigned as part of the Merger to First Charter), this Agreement (including the recitals, which are hereby incorporated by reference) and the Award Agreement to be separately executed by the Parties on the Closing Date will, upon commencement of its term as described in Section 4 above contingent on the consummation of the Merger, constitute the entire agreement and understanding among the Parties pertaining to the subject matters contained herein AND REPLACE AND SUPERSEDE ANY AND ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS OF THE PARTIES, INCLUDING BUT NOT LIMITED TO THE GBC EMPLOYMENT AGREEMENT. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of First Charter and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term. A valid waiver of any provision of this Agreement shall be limited to the instance received in such writing and, unless otherwise expressly stated, shall not be effective as a continuing waiver or repeal of such provision.

         16. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To First Charter:          First Charter Bank
                                    Attn:  EVP, Human Resources
                                    P. O. Box 37937
                                    Charlotte, North Carolina 28237-7937

         To Executive:              Larry D. Key
                                    1045 Thornwood Lane
                                    Dacula, Georgia 30019

Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 16.

         17. TAXES/ESTATE. This Agreement is intended to comply with Internal Revenue Code section 409A to the extent that section is applicable, and it shall be interpreted in a manner that complies with such section to the fullest extent possible. In addition, the Parties agree that First Charter and the Bank shall have the power to adjust the timing or other details relating to the awards and/or payments described in this Agreement if First Charter and the Bank determine that such adjustments are necessary in order to comply with or become exempt from the requirements of section 409A. Executive understands and agrees that except as otherwise expressly set forth above with respect to certain Internal Revenue Code section 280G payments referenced in Section 6, he is responsible for any federal or state tax liability, penalties, excise taxes, interest, tax payments or tax judgments against him that could arise as a result of this Agreement. In addition, Executive agrees that he has had the opportunity to consult with his own, independent accountant and/or counsel regarding any and all tax issues related to this Agreement. Executive also agrees that First Charter, the Bank, GBC, their respective parent and subsidiary companies, and their respective officers, employees, accountants, attorneys and agents are in no way indemnifying or making any representation, statement or guarantee to Executive as to Executive's past, current or future tax liability or the ultimate position that the IRS or any applicable state tax agency may take with respect to the tax treatment of Executive's prior or future wages, payments, compensation and benefits, including those payments, awards and provisions set forth in this Agreement.

         The Parties agree that all compensation, plan, benefit and potential severance or other payments to Executive set forth in this Agreement, if and as applicable, will be subject to all withholdings and deductions required by law or as authorized by Executive, as appropriate, and First Charter will report such amounts set forth in this Agreement as W-2 income for the applicable tax year(s) in which they are received, if and as applicable or as otherwise required by law. The Parties further agree that in the event of Executive's death, any applicable severance, change in control pay or other vested or accrued, non-forfeited compensation or benefit payments outlined in this Agreement will be paid to Executive's estate or legal representative, in accordance with the above terms, if and as applicable and otherwise eligible in accordance with applicable program, plan and benefit terms.

         18. HEADINGS. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         19. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO ITS CONFLICT-OF-LAWS PROVISIONS). Executive further agrees that any litigation under this Agreement may be brought by First Charter and/or the Bank in the State of North Carolina or the State of Georgia notwithstanding that he may not be a resident of either state when the litigation is commenced and/or cannot be served process within such states. Executive also irrevocably consents to the jurisdiction of the courts of North Carolina and Georgia (whether federal or state) for all disputes with First Charter and/or the Bank that concern this Agreement.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                    FIRST CHARTER CORPORATION

                                    By:   /s/ Robert E. James, Jr.
                                          --------------------------------------
                                    Name: Robert E. James, Jr.
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


                                    FIRST CHARTER BANK

                                    By:   /s/ Robert E. James, Jr.
                                          --------------------------------------
                                    Name: Robert E. James, Jr.
                                          --------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


                                    EXECUTIVE

                                    /s/ Larry D. Key
                                    ------------------------------------------
                                    LARRY D. KEY

                                                                       EXHIBIT B



-         Medical Insurance

-         Dental Insurance

- Short-term Disability with a seven (7) day elimination period, and a benefit of at least 75% of base pay during illness for a maximum of ninety (90) calendar days.

- Long-term Disability with a ninety (90) day elimination period and a benefit of 60% of base salary, up to $5,000 per month, once approved by the Long-term Disability carrier.

- Life Insurance equivalent to two times base pay, with a $500,000 maximum benefit.

- Accidental Death and Dismemberment Insurance equivalent to two times base pay, with a $500,000 maximum benefit.

-         First Charter Retirement 401(k) Plan

- Benefit Restoration Match for contributions limited under the First Charter Retirement 401(k) Plan

-         OPT Capital Plan

- Employee Stock Purchase Plan (generally eligible on the next enrollment date)

-         PTO of twenty-six (26) days